UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Industrial Property Trust Inc. (the “Company”), Industrial Property Advisors LLC (the “Advisor”), Dividend Capital Securities LLC (the “Dealer Manager”), Industrial Property Advisors Group LLC (the “Sponsor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) previously entered into a selected dealer agreement (the “Selected Dealer Agreement”), dated as of January 21, 2014, as amended by the Amendment to Selected Dealer Agreement, dated as of January 21, 2015, pursuant to which Ameriprise agreed to act as a selected dealer and offer and sell on a best efforts basis shares of the Company’s common stock pursuant to the Company’s initial public offering. On August 28, 2015, the Company, the Advisor, the Dealer Manager, the Sponsor and Ameriprise entered into Amendment No. 2 to Selected Dealer Agreement (the “Ameriprise SDA Amendment”) in connection with the Company’s decision to reclassify its shares of common stock being offered pursuant to its public offering as Class A shares, $0.01 par value per share (the “Class A Shares”), and Class T shares, $0.01 par value per share (the “Class T Shares”).

Pursuant to the terms of the Ameriprise SDA Amendment, the underwriting compensation to be paid to Ameriprise generally will consist of: (a) (i) with respect to the Class A Shares, subject to the reduction of the sales commission in certain circumstances, a sales commission in the amount of 7.0% of the gross proceeds of the Class A Shares sold in the primary offering, plus a marketing fee in the amount of up to 1.5% of the gross proceeds of the Class A Shares sold in the primary offering, and (ii) with respect to the Class T Shares, a sales commission in the amount of 2.0% of the gross proceeds of the Class T Shares sold in the primary offering, plus a marketing fee in the amount of up to 2.5% of the gross proceeds of the Class T Shares sold in the primary offering; and (b) with respect to the Class T Shares only, a distribution fee that accrues daily, is paid monthly and is calculated on the outstanding Class T Shares issued in the Company’s primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share, or (ii) if the Company is no longer offering shares in a public offering, the estimated per share value of the Class T Shares; provided, however, that the aggregate amount of distribution fees to be paid to Ameriprise will not exceed 4.0%. In addition, the Ameriprise SDA Amendment describes the circumstances pursuant to which the distribution fees will cease being paid to Ameriprise.

The Ameriprise SDA Amendment also includes additional representations and covenants regarding the Company’s continued qualification for taxation as a real estate investment trust and the Company’s pending application for a private letter ruling from the Internal Revenue Service concluding that the differences in dividends paid to holders of the Company’s Class A Shares and Class T Shares, as described in the prospectus for the Company’s public offering, will not cause such dividends to be preferential dividends.

The foregoing description of the Ameriprise SDA Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Ameriprise SDA Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to Selected Dealer Agreement, dated as of August 28, 2015, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the sale of shares by Ameriprise) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with Ameriprise’s ability to sell the shares, and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

September 2, 2015	By:	/S/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 2 to Selected Dealer Agreement, dated as of August 28, 2015, by and between Industrial Property Trust Inc., Industrial Property Advisors LLC, Dividend Capital Securities LLC, Industrial Property Advisors Group LLC, and Ameriprise Financial Services, Inc.